CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF SCIENTIFIC INDUSTRIES, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Scientific Industries, Inc. (the "**Corporation**"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "**DGCL**"),

DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "**Board**") duly adopted at a meeting proposing and declaring advisable the amendment to the Certificate of Incorporation filed on July 2, 1954, as amended by that certain Certificate of Amendment filed on May 18, 1955, as further amended by that certain Certificate of Amendment filed on October 8, 1957, as further amended by that certain Certificate of Amendment filed on November 1, 1968, as further amended by that certain Certificate of Amendment filed on October 19, 1970, as further amended by that certain Certificate of Amendment filed on March 1, 1984, as further amended by that certain Certificate of Amendment filed on January 28, 1985, as further amended by that certain Certificate of Amendment filed on December 19, 1986, as further amended by that certain Certificate of Amendment filed on March 1, 2021, as further amended by that certain Certificate of Amendment filed on June 17, 2021, and as further amended by that certain Certificate of Amendment filed on February 25, 2022 (collectively, the "**Certificate**"), and directing that such amendment be submitted to the stockholders of the Corporation for consideration:

RESOLVED, that Article FOUR of the Certificate shall be amended and restated in its entirety as follows:

"FOUR: The number of shares which the Corporation is authorized to issue is Thirty Million (30,000,000) shares, and the par value of each of such shares is five cents ($0.05)."

SECOND: That the foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation, on November 29, 2023.

SCIENTIFIC INDUSTRIES, INC.

DocuSigned by:

By: Helena Santos

0A1EF74B05754B3

Name: Helena Santos
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 12/07/2023
FILED 12:47 PM 12/07/2023
SR 20234160970 - File Number 477614